=============================================================================





                                SOUTHDOWN, INC.

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                         NATIONAL ASSOCIATION, TRUSTEE



                               ________________



                                   Indenture

                          Dated as of October 15, 1991


                               ________________




                   $125,000,000 Aggregate Principal Amount of
                14% Senior Subordinated Notes Due 2001, Series B




=============================================================================

                                SOUTHDOWN, INC.

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of
                                October 15, 1991

Trust Indenture
  Act Section                                                      Indenture Section
- ---------------                                                    -----------------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . .          7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .          7.10
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10; 11.02
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . .          7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . .          2.05
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .         11.03
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . .         11.03
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . .          7.06
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 11.02
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . .   4.09; 4.13; 11.02
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . .         11.04
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . .         11.04
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . .         11.05
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . .         7.01(b)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .      7.05; 11.02
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . .         7.01(a)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . .         7.01(c)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . .          6.11
Section  316(a) (last sentence) . . . . . . . . . . . . . . . .          2.09
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . .          6.05
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . .          6.04
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          6.07
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . .          6.08
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .          6.09
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . .          2.04
Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . .         11.01

__________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
                                             ARTICLE 1

                              DEFINITIONS AND INCORPORATION BY REFERENCE

 SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 SECTION 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 SECTION 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .  11
 SECTION 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                              ARTICLE 2

                                            THE SECURITIES

 SECTION 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount  . . . . . . . . . . . . . . . . . . .  12
 SECTION 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 SECTION 2.04.    Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 SECTION 2.05.    Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 SECTION 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
 SECTION 2.07.    Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
 SECTION 2.08.    Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
 SECTION 2.09.    Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 SECTION 2.10.    Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 SECTION 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 SECTION 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 SECTION 2.13.    Home Office Payment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 SECTION 2.14.    Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                              ARTICLE 3

                                              REDEMPTION

 SECTION 3.01.    Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 SECTION 3.02.    Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
 SECTION 3.03.    Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
 SECTION 3.04.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
 SECTION 3.05.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
 SECTION 3.06.    Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
 SECTION 3.07.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                              ARTICLE 4

                                              COVENANTS

 SECTION 4.01.    Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                                                                                                  Page
                                                                                                                  ----
 SECTION 4.02.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 SECTION 4.03.    Corporate Existence; Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 SECTION 4.04.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 SECTION 4.05.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 SECTION 4.06.    Limitation on Company and Subsidiary Funded Indebtedness  . . . . . . . . . . . . . . . . . . .  20
 SECTION 4.07.    Restriction on Subsidiary Funded Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  20
 SECTION 4.08.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 SECTION 4.09.    Provision of Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 SECTION 4.10.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 SECTION 4.11.    Purchase of Securities upon Change of Control . . . . . . . . . . . . . . . . . . . . . . . . .  24
 SECTION 4.12.    Maintenance of Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 SECTION 4.13.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 4.14.    Disposition of Assets and Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 4.15.    Limitation on Restrictions on Distributions from Subsidiaries . . . . . . . . . . . . . . . . .  28
 SECTION 4.16.    Senior Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 4.17.    Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                              ARTICLE 5

                                        SUCCESSOR CORPORATION

 SECTION 5.01.    When Company or Subsidiary May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 5.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                              ARTICLE 6

                                         DEFAULT AND REMEDIES

 SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 SECTION 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 6.04.    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 SECTION 6.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 SECTION 6.07.    Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 SECTION 6.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 6.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 6.12.    Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                              ARTICLE 7

                                               TRUSTEE

 SECTION 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                                                                                                  Page
                                                                                                                  ----
 SECTION 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 SECTION 7.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 SECTION 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 SECTION 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 SECTION 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 SECTION 7.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 SECTION 7.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 SECTION 7.09.    Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 SECTION 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 SECTION 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . .  40

                                              ARTICLE 8

                               SATISFACTION AND DISCHARGE OF INDENTURE

 SECTION 8.01.    Discharge of Liability on Securities; Defeasance  . . . . . . . . . . . . . . . . . . . . . . .  40
 SECTION 8.02.    Conditions to Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
 SECTION 8.03.    Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 SECTION 8.04.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 SECTION 8.05.    Indemnity for U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 SECTION 8.06.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                              ARTICLE 9

                                            SUBORDINATION

 SECTION 9.01.    Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
 SECTION 9.02.    Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
 SECTION 9.03.    Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 SECTION 9.04.    Acceleration of Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 SECTION 9.05.    When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 SECTION 9.06.    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 SECTION 9.07.    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 SECTION 9.08.    Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . . . .  45
 SECTION 9.09.    Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
 SECTION 9.10.    Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
 SECTION 9.11.    Article 9 Not to Prevent Events of Default or Limit Right to Accelerate . . . . . . . . . . . .  45
 SECTION 9.12.    Trust Moneys Not Subordinated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
 SECTION 9.13.    Trustee Entitled to Rely  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
 SECTION 9.14.    Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
 SECTION 9.15.    Trustee Not Charged with Knowledge of Prohibition . . . . . . . . . . . . . . . . . . . . . . .  46
 SECTION 9.16.    Rights of Trustee as Holder of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . .  47
 SECTION 9.17.    Trustee Not Fiduciary for Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . . . .  47
 SECTION 9.18.    Article Applying to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 SECTION 9.19.    Reliance by Holders of Senior Indebtedness on Subordination Provisions  . . . . . . . . . . . .  47

                                                                                                                  Page
                                                                                                                  ----
                                              ARTICLE 10

                                              AMENDMENTS

 SECTION 10.01.   Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 SECTION 10.02.   With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
 SECTION 10.03.   Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
 SECTION 10.04.   Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . . . . . . . . .  48
 SECTION 10.05.   Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
 SECTION 10.06.   Trustee To Sign Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                              ARTICLE 11

                                            MISCELLANEOUS

 SECTION 11.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
 SECTION 11.02.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
 SECTION 11.03.   Communications by Holders With Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . .  50
 SECTION 11.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . .  50
 SECTION 11.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . . . .  51
 SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
 SECTION 11.07.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
 SECTION 11.08.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  51
 SECTION 11.09.   No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
 SECTION 11.10.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 11.11.   Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 11.12.   Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 11.13.   Table of Contents, Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 11.14.   Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 11.15.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


        INDENTURE dated as of October 15, 1991, between SOUTHDOWN, INC., a Louisiana corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

        The parties agree as follows each for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 14% Senior Subordinated Notes Due 2001, Series B:


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent or co-Registrar of the Securities.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than sales of equity interests in a Permitted Joint Venture), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, whether for cash or other consideration (other than (i) a disposition by a Subsidiary of the Company to the Company or a Subsidiary of the Company, (ii) a disposition of property or assets in the ordinary course of business (provided, however, that in no event shall a disposition of a cement manufacturing facility be deemed to be in the ordinary course of business) or (iii) a disposition that is governed by Article 5).

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

        "Business Day" means a day that is not a Legal  Holiday.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such person.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or related group for purposes of
Section 13(d) of the Securities Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), but not including any such sale, lease, exchange or other transfer that is governed by

Article 5 (except for a merger, consolidation or similar transaction under clause (iii) below); (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company whether or not otherwise in compliance with the provisions of this Indenture; (iii) any person or Group, together with any Affiliates thereof, shall, as a result of a tender or exchange offer, a merger, consolidation or similar transaction, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing at least a majority of the Voting Stock of the Company; or (iv) a majority of the members of the Board of Directors shall not constitute Continuing Directors. For purposes of this definition, "Board of Directors" does not include any committee thereof.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the Company's common stock, par value $1.25 per share.

        "Company" means Southdown, Inc., the party named as such in this Indenture, until a successor replaces it pursuant to and in compliance with the terms of this Indenture, and thereafter means such successor.

        "Consolidated Interest Expense" means, for any period, the sum of, without duplication, (i) the aggregate interest expense on Indebtedness of the Company and its Subsidiaries for such period, on a consolidated basis, plus
(ii) that portion of capital lease rentals of the Company and its Subsidiaries on a consolidated basis representative of the interest factor for such period, in each case as determined in accordance with generally accepted accounting principles.

        "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries for such period on a consolidated basis as determined in accordance with generally accepted accounting principles adjusted by excluding the after-tax effect of (i) net extraordinary gains or net extraordinary losses, as the case may be, (ii) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, (iii) the net income of any Subsidiary of the Company to the extent that dividends or distributions by such Subsidiary to the Company in the amount of such net income are restricted or prohibited, (iv) the net income or loss of any person in which the Company or any of its Subsidiaries has a joint interest with a third party (which interest does not constitute a majority interest in such person) except to the extent of the amount of dividends, distributions or other payments actually paid to the Company or any Subsidiary of the Company, and (v) any gains or losses attributable to write-ups or write-downs of assets.

        "Consolidated Net Tangible Assets" means, at any date, the total assets shown on the balance sheet of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles, less (i) all current liabilities (excluding the current portion of long-term debt) and amounts applicable to minority interests and (ii) Intangible Assets shown on such balance sheet.

        "Consolidated Net Worth" means, at any date, the consolidated shareholders' equity of the Company and its Subsidiaries at such date determined in accordance with generally accepted accounting principles, plus the amount of the transition obligation recognized after the Initial Issuance Date pursuant to Statement of Financial Accounting Standards No. 106.

        "Consolidated Operating Income" means, for any period, the operating earnings of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Tax Expense" of the Company means for any period the aggregate federal, state, local and foreign tax expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Continuing Director" means, at any time, (i) any member of the Board of Directors who was a director of the Company at the Initial Issuance Date and
(ii) any person who becomes a member of the Board of Directors after the Initial Issuance Date if such person was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such person originally proposed for election in opposition to the Board of Directors in office at the Initial Issuance Date in an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Securities Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

        "Convertible Subordinated Debentures" means the 7-1/2% Convertible Subordinated Debentures due 2013 of the Company issuable upon exchange of the Series B Preferred Stock.

        "Corporate Trust Office" means the office or agency of the Trustee in New York, New York at any particular time, which office or agency at the date of this Indenture is located at 61 Broadway, New York, New York 10006.

        "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

        "Disqualified Stock" means (i) any Capital Stock of the Company that, by its terms, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the stated maturity of the Securities,
(ii) any preferred stock of a Subsidiary of the Company and (iii) any Capital Stock of the Company which is convertible into or exchangeable for any stock described in clauses (i) and (ii) above.

        "Fixed Charge Coverage Ratio" means for any period the ratio of (i) the sum of (A) Consolidated Net Income before dividends on the preferred stock of the Company paid in cash, plus (B) Consolidated Interest Expense, plus (C) Consolidated Tax Expense, plus (D) all depreciation, and without duplication, all amortization, plus (E) other non-cash items charged against income, in each case, for such period, of the Company and its Subsidiaries on a consolidated basis, all as determined in accordance with generally accepted accounting principles, to (ii) the sum of (X) Consolidated Interest Expense for such period, plus (Y) dividends on the preferred stock of the Company paid in cash for such period. In making such computation, all components above shall be adjusted on a pro forma basis, to the extent appropriate, to reflect the incurrence at the beginning of such period of the Funded Indebtedness proposed to be incurred and any other Funded Indebtedness incurred subsequent to the end of such period and the similar application of the proceeds therefrom and the income or loss generated by any assets to be acquired in connection with the transaction in which any such Funded Indebtedness was or is proposed to be incurred.

        "Funded Indebtedness" of a person means, without duplication, the principal of (1) indebtedness of such person for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (2) guarantees by such person of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (3) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which such person is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (4) obligations of such person under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified upon such person's consolidated balance sheet as a liability, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (5) obligations of such person for repayment or other reimbursement whether existing on the date of execution of this Indenture or at any time thereafter arising under any agreement, application or instrument executed by such person on or before the date of execution of this Indenture or at any time thereafter in connection with any letter of credit issued by any bank at the request or instruction of such person, or upon application by such person to any such issuing bank, or pursuant to an agreement between such person and such issuing bank, that, in the case of any such application or agreement, provides for the obligations of such person to reimburse such issuing bank (whether for its own account or the account of any participant); provided, however, that obligations described in this clause (5) shall constitute Funded Indebtedness only to the extent the related letters of credit secure Funded Indebtedness; and (6) obligations of such person under interest rate swaps, caps, calls and similar arrangements and foreign currency hedges entered into in respect of any indebtedness or obligation; provided, however, that obligations described in this clause (6) shall constitute Funded Indebtedness only to the extent such obligations are shown as long-term liabilities on the balance sheet of the Company in accordance with generally accepted accounting principles; and, provided further, that Funded Indebtedness shall not include any liability or obligation with respect to (i) the B Guarantee dated December 29, 1983 by Moore McCormack Resources, Inc. in favor of General Electric Credit Corporation of Georgia, (ii) the C Guarantee dated as of December 15, 1983 by Moore McCormack Resources, Inc. in favor of General Electric Credit Corporation of Georgia,
(iii) the Keepwell Agreement dated December 29, 1983 between Moore McCormack Resources, Inc. and The Interlake Steamship Company, (iv) the Promissory Note dated December 29, 1983, executed by The Connecticut National Bank, not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of December 15, 1983 for the benefit of the owner participant named therein in the original principal amount of $10,057,000 payable to the order of Manufacturers Hanover Trust Company, as amended, (v) the Guaranty Agreement dated October 9, 1975, as supplemented on October 13, 1978, between Moore McCormack Resources, Inc. and the United States Maritime Administration, or
(vi) any other guarantees or obligations related to the estimated liabilities of discontinued operations of Moore McCormack Resources, Inc., except to the extent that the amounts relating to the matters referred to in items (i) through (vi) above that are reflected on the Company's consolidated balance sheet exceed $21.7 million.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Holder" or "Securityholder" means the person in whose name a Security is registered on the Securities Register.

        "Indebtedness" of a person means, without duplication, the principal of and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (1) indebtedness of such person for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (2) express written guarantees by such person of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed,
(3) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which such person is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (4) obligations of such person under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified upon such person's consolidated balance sheet as a liability, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (5) obligations of such person for repayment or other reimbursement whether existing on the date of execution of this Indenture or at any time thereafter arising under any agreement, application or instrument executed by such person on or before the date of execution of this Indenture or at any time thereafter in connection with any letter of credit issued by any bank at the request or instruction of such person, or upon application by such person to any such issuing bank, or pursuant to an agreement between such person and such issuing bank, that, in the case of any such application or agreement, provides for the obligations of such person to reimburse such issuing bank (whether for its own account or the account of any participant) and (6) obligations of such person under interest rate swaps, caps, calls and similar arrangements and foreign currency hedges entered into in respect of any such indebtedness or obligation.

        "Indenture" means this Indenture, as amended, supplemented or modified from time to time in compliance with the terms hereof.

        "Initial Issuance Date" means October 31, 1991.

        "Intangible Assets" means, with respect to any person at any date, all intangible assets of such person and its Subsidiaries, on a consolidated basis, as determined in accordance with generally accepted accounting principles.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York, Hartford, Connecticut or Boston, Massachusetts are not required to be open for business.

        "Leverage Ratio" means at any date the ratio of (i) Funded Indebtedness at such date to (ii) the sum of (A) Consolidated Net Worth at the end of the last calendar month prior to such date, adjusted for events occurring after the end of such month other than net earnings and losses attributable to operations, and (B) Funded Indebtedness at such date. In calculating such ratio, all components shall be adjusted on a pro forma basis, to the extent appropriate, to reflect the incurrence of the Funded Indebtedness proposed to be incurred, the similar application of the proceeds thereof and the sale of and proceeds from any sale of Capital Stock issued or sold in connection with the transaction in which such Funded Indebtedness is proposed to be incurred.

        "Net Cash Proceeds" means, with respect to any Asset Disposition, the proceeds therefrom in the form of cash, including payments in respect of deferred payment obligations when received in the form of cash, net of: (i) the direct costs and expenses incurred by the Company or any of its Subsidiaries in connection with such Asset Disposition, including, without limitation, all underwriting discounts and commissions or private placement fees, brokerage commissions and accounting, appraisal, legal, title and recording fees and all other fees and expenses directly related to such Asset Disposition, all as reflected in an Officers' Certificate delivered to the Trustee; (ii) provisions for all taxes payable as a direct result of such Asset Disposition; and (iii) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Disposition; but in any event, only to the extent of the Company's consolidated interest therein determined in accordance with generally accepted accounting principles.

        "Net Proceeds" means, with respect to any Asset Disposition or issuance or sale of Capital Stock of the Company, the proceeds therefrom whether in the form of cash, securities or other property or assets, net of (i) the direct costs and expenses incurred by the Company or any of its Subsidiaries in connection with such Asset Disposition or issuance or sale of Capital Stock, including, without limitation, all underwriting discounts and commissions or private placement fees, brokerage commissions and accounting, appraisal, legal, title and recording fees and all other fees and expenses directly related to such transaction; and (ii) provisions for all taxes payable as a direct result of such Asset Disposition or issuance or sale; but in any event, only to the extent of the Company's consolidated interest therein determined in accordance with generally accepted accounting principles.

        "1987 Indenture" means that Indenture dated as of May 1, 1987, as amended, between the Company and Texas Commerce Bank National Association, as trustee, relating to the Company's 12% Senior Subordinated Notes due 1997.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company; provided that such certificate shall be signed by one Officer other than the Treasurer or Secretary.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Original Notes" means the 14% Senior Subordinated Notes Due 2001 issued by the Company under an Indenture dated as of October 15, 1991 between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee.

        "Paying Agent" has the meaning provided in Section 2.03, except that for the purposes of Articles 3 and 8 and Sections 4.11 and 4.12 the Paying Agent shall not be the Company or any Subsidiary of the Company.

        "Permitted Indebtedness" means, without duplication, (i) Funded Indebtedness of the Company or any of its Subsidiaries outstanding on the Initial Issuance Date; (ii) Funded Indebtedness of the Company pursuant to the Securities and the Original Notes and all other obligations and liabilities of the Company under the Indenture and the indenture under which the Original Notes were issued that constitute Funded Indebtedness; (iii) Funded Indebtedness of the Company or any of its Subsidiaries permitted under clauses
(i) and (ii) of Section 4.06 or the analogous provisions of the indenture under which the Original Notes were issued at the time such Indebtedness was incurred; (iv) Funded Indebtedness of any Subsidiary of the Company outstanding on or prior to the date on which such Subsidiary was acquired by the Company or another Subsidiary of the Company, provided that such Funded Indebtedness is without recourse to the Company; (v) Funded Indebtedness of the Company in an aggregate amount not to exceed $255,000,000 under the Senior Credit Facility (or under any other loan agreement or other facility or facilities from any source or sources in renewal, extension, substitution, refinancing, replacement or refunding of all or a portion of any Senior Credit Facility), less any amount of outstanding asset-backed securities (including dutch-auction preferred stock) issued by a special purpose finance Subsidiary of the Company which are secured by liens on receivables, or in connection with which receivables are pledged, sold or otherwise used to support such issuance; (vi) additional Funded Indebtedness of the Company or any of its Subsidiaries not otherwise permitted and incurred under this clause (vi), the aggregate principal amount of which outstanding at any time does not exceed $50,000,000;
(vii) Funded Indebtedness of the Company to a Subsidiary of the Company or of a Subsidiary of the Company to the Company or a Subsidiary of the Company; (viii) to the extent the same constitutes Funded Indebtedness, any liability or obligation with respect to the matters referred to in (i) - (vi) of the final proviso in the definition of Funded Indebtedness (without giving effect to the exception clause ending such proviso); and (ix) any renewals, extensions, substitutions, refinancings, replacements or refundings of any Permitted Indebtedness if the aggregate amount of Permitted Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing, replacement or refunding.

        "Permitted Joint Venture" means a person (i) prohibited by the terms of its articles of incorporation, certificate of incorporation or other organizational documents from entering into a line of business other than the cement or concrete products industry or the hazardous or non-hazardous waste treatment, storage or disposal industries; (ii) no debt or equity interest in which is or will be held by an officer or director of the Company or of any of its Subsidiaries, or any spouse, immediate family member of, or other relative having the same principal residence as, any such officer or director, or any trust the beneficiary of which is any of the foregoing parties or any other Affiliate of the Company (except the Company or a Wholly Owned Subsidiary of the Company); and (iii) the Company's equity interest in which shall be held by a Permitted Joint Venture Subsidiary.

        "Permitted Joint Venture Disposition" means any Asset Disposition by the Company or any Subsidiary of the Company to a Permitted Joint Venture if, after giving effect to such Asset Disposition, the aggregate book value of all assets of the Company and its Subsidiaries (determined on the date of transfer) transferred since the Initial Issuance Date to Permitted Joint Ventures would not exceed 15% of the total assets of the Company and its consolidated Subsidiaries (determined as of the end of the Company's most recent fiscal quarter ending at least 30 days prior to the date of determination).

        "Permitted Joint Venture Subsidiary" means any Wholly Owned Subsidiary of the Company that has no material assets other than an equity interest in a Permitted Joint Venture.

        "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

        "principal" of a debt security means the stated principal of the security, plus, where appropriate, the premium, if any, thereon.

        "Principal Property" means any (i) cement or concrete products manufacturing or processing facility or associated assets, (ii) property interest in sand, gravel, limestone or other minerals applicable to cement and concrete manufacturing or processing, (iii) warehouse, office building, transfer station, terminal or other interest in real property related to the cement or concrete products industry or the hazardous or non-hazardous waste treatment, storage or disposal industries, (iv) hazardous or non-hazardous waste treatment, storage or disposal facility or associated assets, and (v) any short-term investment pending reinvestment in a Principal Property of a type described in clauses (i) - (iv) above or other working capital items related thereto, in each case located in the United States.

        "Purchase Agreement" means that certain Securities Purchase Agreement dated as of October 31, 1991, relating to, among other things, the Original Notes, by and among the Company and the purchasers named on the execution pages thereof, as amended, modified or supplemented from time to time in compliance with the terms thereof.

        "redemption date", when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

        "redemption price", when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

        "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of October 31, 1991, relating to, among other things, the Original Notes, by and among the Company and the purchasers named on the execution pages thereof, as amended, modified or supplemented from time to time in compliance with the terms thereof.

        "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

        "Securities" means the 14% Senior Subordinated Notes Due 2001, Series B of the Company, and any of them, as amended or supplemented from time to time in accordance with this Indenture, that are issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Senior Credit Facility" means the Amended and Restated Credit Agreement dated as of April 30, 1991 among the Company, the financial institutions set forth therein and Wells

Fargo Bank, N.A., as agent, as in effect from time to time, and all renewals, extensions, substitutions, refinancings, replacements or refundings of any Senior Credit Facility in whole or in part, whether from the same or other sources.

        "Senior Indebtedness" means (a) the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (1) indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (2) express written guarantees by the Company of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed,
(3) indebtedness evidenced by notes, debentures, bonds, or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (4) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified upon the Company's consolidated balance sheet as a liability, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, (5) obligations of the Company for repayment or other reimbursement whether existing on the date of execution of this Indenture or at any time thereafter arising under any agreement, application or instrument executed by the Company on or before the date of execution of this Indenture or at any time thereafter in connection with any letter of credit issued by any bank at the request or instruction of the Company, or upon application by the Company to any such issuing bank, or pursuant to an agreement between the Company and such issuing bank, that, in the case of any such application or agreement, provides for the obligations of the Company to reimburse such issuing bank (whether for its own account or the account of any participant) and (6) obligations of the Company under interest rate swaps, caps, calls and similar arrangements and foreign currency hedges entered into in respect of any such indebtedness or obligation and (b) modifications, renewals, extensions, replacements and refundings of any such indebtedness, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligations or guarantees, or such modifications, renewals, extensions or refundings thereof, are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not be deemed to include (i) any obligation of the Company to any of its Subsidiaries and (ii) any other indebtedness, guarantee or obligation of the Company of the type set forth in clauses (a) or (b) above which is subordinate or junior in any respect to any other indebtedness, guarantee or obligation of the Company.

        "Senior Subordinated Indebtedness" means the Securities, the Original Notes, the Company's 12% Senior Subordinated Notes due 1997 issued under the 1987 Indenture, and any other indebtedness, guarantee or obligation of the Company that ranks pari passu with the Securities.

        "Series B Preferred Stock" means the Company's Preferred Stock, $3.75 Convertible Exchangeable Series B, par value $.05 per share.

        "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest with the power to elect or direct the election of a majority of the board of directors or other governing body of such person.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 10.03.

        "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

        "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Voting Stock" means, with respect to any person, Capital Stock of any class or classes if the holders of such Capital Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or other persons performing similar functions) of such person even if the right to so vote has been suspended by the happening of such a contingency.

        "Warrant Agreement" means the Warrant Agreement dated as of October 31, 1991 between the Company and First City, Texas-Houston, N.A., as warrant agent, as the same may be amended, supplemented or modified in accordance with its terms.

        "Wholly Owned Subsidiary" of any person shall mean any Subsidiary of such person of which all of the outstanding shares of Capital Stock (other than directors' qualifying shares, if required by law) are owned, directly or indirectly, by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more of its Wholly Owned Subsidiaries.

SECTION 1.02.    Other Definitions.

         Term                        Defined in Section
         ----                        ------------------
         Bankruptcy Law                    6.01
         covenant defeasance option        8.01
         Custodian                         6.01
         Event of Default                  6.01
         legal defeasance option           8.01
         Notice of Default                 6.01
         Offer                             4.12(a)
         Offer Amount                      4.12(a)
         Paying Agent                      2.03
         Purchase Date                     4.11(b)
         Purchase Price                    4.11(a)
         Registrar                         2.03
         Required Payment Date             4.12(a)
         Required Purchase Price           4.12(a)
         Restricted Payments               4.08(a)
         Securities Register               2.03

         U. S. Government Obligations            8.02

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities;

                 "indenture security holder" means a Holder or a Securityholder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee; and

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.    Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including, without limitation;

                 (5) words in the singular include the plural, and words in the plural include the singular; and

                 (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, additional legends or endorsements required by law, securities exchange rule or usage. Each Security shall be dated the date of its authentication.

                 All calculations of interest payable on the Securities shall be based on a 360-day year of twelve 30-day months.

SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount.

                 Two Officers shall sign the Securities for the Company by facsimile or manual signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                 If a person whose signature is on a Security as an Officer was an Officer at the time of execution and no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until a Trust Officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate and deliver to the Company or at its order Securities for original issue in the aggregate principal amount of up to $125,000,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company; provided that such written order shall be signed by one Officer other than the Treasurer or the Secretary. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where

Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange ("Securities Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the identity or address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                 The Company initially appoints the Trustee as Registrar and Paying Agent. The Company or a Subsidiary of the Company may act as Registrar, co-Registrar or Paying Agent, except that, for purposes of Articles 3 and 8 and Sections 4.11 and 4.12, neither the Company nor any Subsidiary of the Company shall act as Paying Agent. In the event that the Company or a Subsidiary of the Company does act as Registrar, co-Registrar or Paying Agent, the Trustee shall have the right to inspect the Securities Register at all reasonable times, and to obtain copies thereof.

SECTION 2.04.    Paying Agent To Hold Money in Trust.

                 If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of or accrued and unpaid interest on any Securities, deposit with the Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act. Any money then held by the Company in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be discharged from such trust, and all liability of the Company as trustee of such trust shall thereafter cease.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money so paid over to the Trustee.

SECTION 2.05.    Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders (including such a list as of each regular record date for the payment of interest) and the Trustee shall have the right to rely on such information.

SECTION 2.06.    Transfer and Exchange.

                 Subject to the last paragraph of this Section 2.06, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require from the transferring or exchanging Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to (i) Section 2.10, 3.07 or 10.05 or (ii) to the extent such exchange relates to any unpurchased part of the Security surrendered in an offer made pursuant to Section 4.11 or 4.12).

                 The Company shall not be required to make and the Registrar need not register the transfer or exchange of (a) any Securities selected for redemption in whole or in part, except for the unredeemed portion thereof, or
(b) any Securities for a period of 15 days before a selection of Securities to be redeemed.

SECTION 2.07.    Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If and as required by the Trustee or the Company, the Holder applying for a substituted Security shall furnish a letter of indemnification or an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security. Every replacement Security shall be an additional obligation of the Company.

SECTION 2.08.    Outstanding Securities.

                 Securities outstanding at any time are all Securities that have been authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent (other than the Company or a Subsidiary of the Company) holds, on a redemption date or maturity date, money sufficient to pay all Securities payable on that date and is not prohibited from paying such money to the Holders thereof, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                 If a Security is called for redemption or if the Company has satisfied its obligation to pay the Security in accordance with Article 8 of this Indenture, the Company and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

SECTION 2.09.    Voting Securities.

                 In determining whether the Holders of the required principal amount of outstanding Securities have given any request, demand, authorization, direction or notice or concurred in any amendment, supplement, waiver or consent or taken any other action hereunder, Securities owned by the Company or any of its Subsidiaries, any other obligor upon the Securities or any Affiliate of the Company or any of its Subsidiaries or such other obligor, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, amendment, supplement, waiver, consent or action, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.    Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and, unless otherwise instructed by the Company, the Trustee shall destroy cancelled Securities and deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest to the persons who are Securityholders on a subsequent special record date. Such record date shall be the tenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such preceding tenth day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the special record date, the payment date (which shall be a Business Day) and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders of Securities as of the record date for the interest payment date for which interest has not been paid.

SECTION 2.13.    Home Office Payment Agreements.

                 The Company may pay interest on any Security to the Holder thereof by check mailed to the address of such Holder as reflected on the Securities Register (as of the applicable regular or special record date for any such interest payment).

SECTION 2.14.    Legends.

                 Each Security issued hereunder shall bear a legend substantially as follows:

         "FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE CONSTITUTES THE CONTINUATION OF THE COMPANY'S 14% SENIOR SUBORDINATED NOTES DUE 2001 THAT WERE ORIGINALLY ISSUED ON OCTOBER 31, 1991. THE FOLLOWING TAX INFORMATION, ORIGINALLY INCLUDED ON SUCH 14% SENIOR SUBORDINATED NOTES, CONTINUES TO BE APPLICABLE TO THIS NOTE: (i) THE ISSUE DATE OF THIS SECURITY IS OCTOBER 31, 1991; (ii) THE YIELD TO MATURITY IS 14.5803%; (iii) THE ORIGINAL ISSUE DISCOUNT PER $1,000 PRINCIPAL AMOUNT IS $30; (iv) THE APPROXIMATE METHOD HAS BEEN USED TO DETERMINE YIELD FOR THE ACCRUAL PERIOD BEGINNING OCTOBER 31, 1991 AND ENDING APRIL 15, 1992; AND (v) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT PER $1,000 PRINCIPAL AMOUNT ALLOCABLE TO THE ACCRUAL PERIOD BEGINNING OCTOBER 31, 1991 AND ENDING APRIL 15, 1992 IS $0.65."


                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01.    Redemption.

                 (a) The Securities may be redeemed at the option of the Company, in whole or from time to time in part, at any time on or after October 15, 1996, at the redemption prices set forth below, together with accrued and unpaid interest to the redemption date:

                                If redeemed during the 12-month
                                  period beginning October 15,
                                --------------------------------

                        Year                                       Percentage
                        ----                                       ----------
                        1996                                       105.25%
                        1997                                       103.50%
                        1998                                       101.75%
                        1999 and thereafter                        100.00%

                 (b) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his address as it appears on the Securities Register. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest will cease to accrue on Securities or on the portions thereof called for redemption, as the case may be.

SECTION 3.02.    Notices to Trustee.

                 If the Company elects to redeem all or any of the Securities pursuant to the redemption provisions of this Article 3 and paragraph 4 of the Securities, it shall notify the Trustee by an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed. If less than all the Securities are to be redeemed, the Company shall give such notice to the Trustee at least 15 days before the notice of redemption is to be mailed to the Holders of Securities to be redeemed.

SECTION 3.03.    Selection of Securities To Be Redeemed.

                 If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected pro rata not more than 75 days prior to the redemption date by the Trustee from the Securities not previously called for redemption.

                 The Trustee shall make the selection from the Securities outstanding, subject to redemption and not previously called for redemption. Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 The Trustee shall promptly notify the Company and the Registrar of the Securities or portions thereof selected for redemption.

SECTION 3.04.    Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at its address as it appears in the Securities Register.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2) the redemption price and the amount of accrued interest, if any, to be paid;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities; and

                 (6) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the principal amount of the unredeemed portion thereof will be issued.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by clauses (1) through (3) above.

SECTION 3.05.    Effect of Notice of Redemption.

                 Once notice of redemption is mailed, and deposit of the redemption price with the Paying Agent has been made as provided in Section 3.06, Securities called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued and unpaid interest). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

SECTION 3.06.    Deposit of Redemption Price.

                 On or prior to each redemption date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07.    Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security in principal amount equal to the principal amount of the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.    Payment of Principal and Interest.

                 The Company shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the due date if the Trustee or the Paying Agent (other than the Company or any of its Subsidiaries) holds on such date money sufficient to pay all principal and accrued and unpaid interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                 The Company shall pay interest on overdue principal at the rate borne by the Securities plus 4% per annum, and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

SECTION 4.02.    Maintenance of Office or Agency.

                 The Company will maintain an office or agency in New York, New York where Securities may be presented or surrendered for payment and where Securities may be surrendered for registration of transfer or exchange and will maintain an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

SECTION 4.03.    Corporate Existence; Payment of Taxes.

                 (a) The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each Subsidiary and shall use its good faith best efforts to preserve and keep in full force and effect the rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any Subsidiary if the Company shall determine that the preservation thereof is no longer necessary in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, that the Company and its Subsidiaries may take any action permitted by Article 5.

                 (b) The Company will, and will cause each of its Subsidiaries to, pay prior to delinquency (1) all taxes, assessments, charges and governmental levies and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and, with respect to clause (1) above only, for which an adequate reserve has been established if required in conformity with generally accepted accounting principles or

(ii) if the failure to so pay or discharge would not reasonably be likely to have a material adverse effect on the business, earnings, properties, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

SECTION 4.04.    Maintenance of Properties.

                 The Company shall cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

SECTION 4.05.    Insurance.

                 The Company shall, and shall cause each of its Subsidiaries to, maintain with insurers the Company believes are financially sound and reputable such insurance as may be required by law and such other insurance (including self-insurance), to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

SECTION 4.06.    Limitation on Company and Subsidiary Funded Indebtedness.

                 The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or guarantee the payment of, any Funded Indebtedness, unless (i) the Company's Fixed Charge Coverage Ratio for the twelve full calendar months immediately preceding such event, taken as one period, is equal to or greater than 1.5 to 1, and (ii) the Company's Leverage Ratio, as of the end of the Business Day immediately preceding such event, is less than 0.55 to 1; provided, that the Company and any of its Subsidiaries may at any time create, incur, assume or guarantee the payment of, Permitted Indebtedness.

SECTION 4.07.    Restriction on Subsidiary Funded Indebtedness.

                 The Company will not permit any of its Subsidiaries to issue, guarantee, assume or incur directly or indirectly any Funded Indebtedness or preferred stock except:

                 (i) Funded Indebtedness or preferred stock issued to and held by the Company or a Subsidiary of the Company;

                 (ii) Funded Indebtedness issued, guaranteed, assumed or incurred, or preferred stock issued and outstanding, by a Subsidiary of the Company on or prior to the date on which such Subsidiary was acquired by the Company or any of its Subsidiaries and outstanding on such date;

                 (iii) Funded Indebtedness issued, guaranteed, assumed or incurred or preferred stock issued and outstanding on or prior to the Initial Issuance Date;

                 (iv) Funded Indebtedness incurred with respect to obligations that are tax-exempt pursuant to Section 103 of the Code, and that are issued in connection with pollution control or other facilities of such Subsidiary;

                 (v) Funded Indebtedness incurred to finance the payment of all or any part of the purchase price of any assets acquired after the Initial Issuance Date, provided that such Funded Indebtedness is incurred and any liens securing such Funded Indebtedness are created within 90 days of acquisition of such assets and such Funded Indebtedness is not secured by a lien on any other assets;

                 (vi) Asset-backed securities (including dutch-auction preferred stock) issued by a special purpose finance Subsidiary of the Company which are secured by liens on receivables, or in connection with which receivables are pledged, sold or otherwise used to support such issuance, in an aggregate amount at any one time outstanding not to exceed $50,000,000;

                 (vii) Funded Indebtedness incurred to renew, extend, substitute, replace, refund or refinance the Funded Indebtedness referred to in clauses (ii), (iii), (iv) and (v) above and this clause
         (vii); provided, however, that in the case of any Funded Indebtedness incurred as a result of a refunding or refinancing of Funded Indebtedness permitted by clause (v), such resulting Funded Indebtedness is not secured by a lien on any assets other than the assets which secured the Funded Indebtedness being refunded or refinanced; and

                 (viii) Funded Indebtedness or preferred stock issued, guaranteed, assumed or incurred in an aggregate amount which, together with all other Funded Indebtedness and preferred stock of all Subsidiaries, other than Funded Indebtedness or preferred stock permitted by this Section 4.07, does not exceed 10% of the difference between Consolidated Net Worth and Intangible Assets.

SECTION 4.08.    Limitation on Restricted Payments.

                 (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of, the Capital Stock of the Company other than dividends or distributions payable in Capital Stock of the Company (excluding Disqualified Stock), (ii) redeem, purchase, retire or otherwise acquire for value (other than value represented by Capital Stock of the Company (excluding Disqualified Stock)) any Capital Stock of the Company or (iii) acquire for value or exchange (other than value represented by, or an exchange for, Capital Stock of the Company or any of its Subsidiaries (excluding Disqualified Stock)), prior to scheduled maturity, any Indebtedness of the Company (other than the Securities or the Original Notes) that is pari passu with or subordinated in right of payment to, and has a simultaneous or longer maturity than the Securities unless it is acquired for Indebtedness that is pari passu with (provided the Indebtedness acquired or exchanged is pari passu with the Securities) or subordinate in right of payment to the Securities and which has no shorter maturity than the Securities (such prohibited payments and other prohibited actions described in (i), (ii) and (iii), collectively, "Restricted Payments") unless:

                 (1) at the time of or after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing, and

                 (2) at the time of or after giving effect to the proposed Restricted Payment (the value of any such payment, if other than cash, shall be the value determined in good faith by an independent committee of the Board of Directors, whose determination shall be conclusive and evidenced by a certified resolution of such independent committee filed with the Trustee), the aggregate amount of all Restricted Payments declared or made after the Initial Issuance Date shall not equal or exceed the sum of:

                 (A) 50% of the aggregate Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 1991 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                 (B) the aggregate Net Proceeds (the value of any of which, if other than cash, shall be the value determined by an independent committee of the Board of Directors, whose determination shall be conclusive and evidenced by a certified resolution of such independent committee filed with the Trustee) received by the Company from the issuance or sale (other than to a Subsidiary of the Company or other Affiliate (other than an officer or director) of the Company) subsequent to the Initial Issuance Date of Capital Stock of the Company (excluding Disqualified Stock), plus

                 (C) the principal amount of any Indebtedness of the Company which subsequent to the Initial Issuance Date has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus

                 (D)      $20,000,000.

                 (b) Notwithstanding anything in Section 4.08(a) to the contrary, the provisions of this Section 4.08 shall not be deemed to prohibit, if at the time of or after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing, (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with Section 4.08(a),
(ii) the redemption, repurchase or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company or other Affiliate (other than an officer or director) of the Company) of, other shares of Capital Stock of the Company (other than Disqualified Stock), (iii) an exchange of the Company's outstanding Series B Preferred Stock for Convertible Subordinated Debentures pursuant to the terms of the Series B Preferred Stock or (iv) dividends payable on preferred stock of the Company outstanding or reserved for issuance on the Initial Issuance Date.

                 Any amounts expended pursuant to clauses (i), (ii) or (iv) (but not clause (iii)) of Section 4.08(b) shall be counted as a Restricted Payment for the purpose of subparagraph (2) of Section 4.08(a).

SECTION 4.09.    Provision of Financial Statements.

                 (a) The Company shall file with the Trustee within fifteen days after the Company is required to file the same with the Commission, and shall cause the Trustee to mail to the Holders at their addresses appearing in the Securities Register promptly thereafter, without cost to each Holder, copies of the annual reports and quarterly reports which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act or any other reports described in TIA
Section 314(a) which the Company may be required to file with the Commission. The Company shall furnish to the Trustee an appropriate number of copies of such reports.

                 (b) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, the Company shall continue to submit for filing with the Commission as if it were required to do so and provide to the Trustee within fifteen days after the Company submits the same for filing with the Commission (and cause the Trustee to mail to the Holders at their addresses appearing in the Securities Register promptly thereafter), without cost to each Holder, such annual reports and such information, documents and other reports that are specified in Sections 13 and 15(d) of the Securities Exchange Act. The Company shall furnish to the Trustee an appropriate number of copies of such reports and information. The Company shall also make such reports available to prospective purchasers of the Securities (either upon the request of such prospective purchaser or a Holder), and to securities analysts and broker-dealers upon their request. The Company shall also comply with the provisions of TIA
Section  314(a).

                 (c) So long as the Securities remain outstanding, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be mailed to the Holders (no later than the date such materials are mailed to the Company's shareholders) at their addresses appearing in the Securities Register.

SECTION 4.10.    Transactions with Affiliates.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any holder of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any of its Subsidiaries involving aggregate payments by the Company or any of its Subsidiaries of more than $1,000,000 per year unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with a person which is neither such a 5% holder nor an Affiliate of the Company or any of its Subsidiaries, and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of at least two disinterested directors, with an explicit finding of fairness; provided that in the event that the Company has only one disinterested director, a transaction or series of related transactions involving aggregate payments equal to or greater than $5,000,000 shall be approved by a majority of the Board of Directors of the Company, including the approval of the disinterested director, with an explicit finding of fairness. Notwithstanding the foregoing, the restrictions set forth in the immediately preceding sentence shall not apply to
(i) any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including any compensation or employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries), (ii) any transaction entered into in the ordinary course of business with the Company or a Subsidiary of the Company or (iii) any transaction required to be permitted so that the Company would not be in violation of Section 4.04 of the 1987 Indenture, Section 4.15 of the indenture under which the Original Notes were issued, or Section 4.15 of this Indenture.

SECTION 4.11.    Purchase of Securities upon Change of Control.

                 (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Purchase Price") in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in Subsections (b) and
(c) of this Section. The performance by the Company of its obligation to repurchase Securities pursuant to this Section 4.11 is subject to the receipt by the Company of the consent of the lenders under the Senior Credit Facility. Notwithstanding the foregoing, the failure by the Company to purchase any Securities in accordance with the terms of this Section 4.11 shall constitute an Event of Default, as set forth in Section 6.01(2)(B).

                 (b) Within ten days following any Change of Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at its address appearing in the Security Register, a notice stating:

                 (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or a portion of such Holder's Securities at the Purchase Price;

                 (2) the material circumstances and relevant material facts regarding such Change of Control;

                 (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.09(b)) and (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports;

                 (4) a purchase date (the "Purchase Date"), which shall be no more than 25 days from the date such notice is mailed or, if not a Business Day, the next following Business Day (which date shall be Securities for purchase for the period required by applicable law);

                 (5)      the Purchase Price;

                 (6) the place or places at which Securities are to be presented and surrendered for repurchase;

                 (7) that any Security not tendered or accepted for payment will continue to accrue interest;

                 (8) that, unless the Company shall default in payment of the Purchase Price, after said Purchase Date interest thereon will cease to accrue with respect to any Securities presented and surrendered for purchase;

                 (9) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the third Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                 (10) that Holders whose Securities are tendered for purchase in part only will be issued new Securities equal in principal amount to the principal amount of the unpurchased portion of the Securities surrendered; and

                 (11) the instructions determined by the Company, consistent with this Section 4.11, that a Holder must follow in order to have its Securities purchased.

                 (c) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice by the close of business at least three Business Days prior to the Purchase Date. On the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to this Section, (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted, together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered and the Trustee shall promptly authenticate and mail or deliver to such Holders such new Securities. The Company will publicly announce the results of the repurchase on or as soon as practicable after the Purchase Date.

SECTION 4.12.    Maintenance of Consolidated Net Worth.

                 (a) If the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters of the Company is less than $300,000,000, the Company shall promptly make an offer to all Holders (an "Offer") to purchase on a date no later than the last day of the fiscal quarter of the Company next following such second fiscal quarter (any such date being referred to herein as a "Required Payment Date", which date shall be deferred to the extent necessary to permit the Offer to remain open for the period required by applicable law), a principal amount of Securities equal to 10% of the aggregate principal amount of the Securities originally issued in exchange for Original Notes (or if the aggregate principal amount of the Securities then outstanding is less than 10% of such amount, all of the Securities outstanding at the time) (the "Offer Amount") at a purchase price (the "Required Purchase Price") equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest to the Required Payment Date; provided, however, that if such second fiscal quarter is the last quarter of the Company's fiscal year, the Required Payment Date shall be 30 days after the last day of the fiscal quarter next following such second fiscal quarter. Securities purchased by the Company pursuant to any previous Offer or otherwise purchased, redeemed or defeased pursuant to any provision of this Indenture or otherwise shall not be credited toward or reduce in any way the obligation of the Company to purchase additional Securities upon the occurrence of any subsequent failure to meet the Consolidated Net Worth stated above. The performance by the Company of its obligation to repurchase Securities pursuant to this Section 4.12 is subject to the receipt by the Company of the consent of the lenders under the Senior Credit Facility. Notwithstanding the foregoing, the failure by the Company to purchase any Securities in accordance with the terms of this Section
4.12 shall constitute an Event of Default, as set forth in Section 6.01(2)(B).

                 (b) The Company shall notify the Trustee within 45 days (or 90 days if such quarter is at the end of a fiscal year) after the end of any fiscal quarter in which the Company's Consolidated Net Worth is less than $300,000,000.

                 (c) A notice of an Offer shall be sent by the Company by first class mail, postage prepaid, not less than 25 days before a Required Payment Date to the Trustee and to each Holder of Securities at the address appearing in the Security Register, stating:

                 (1)      that the Offer is being made pursuant to this Section
         4.12;

                 (2) the Offer Amount, the Required Purchase Price, the Required Payment Date and the date on which the Offer expires;

                 (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.09(b)), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information;

                 (4) the place or places at which Securities are to be presented or surrendered;

                 (5) that any Security not tendered or accepted for payment will continue to accrue interest;

                 (6) that, unless the Company shall default in payment of the Required Purchase Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Required Payment Date;

                 (7) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the third Business Day prior to the Required Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                 (8) the instructions determined by the Company, consistent with this Section 4.12, that a Holder must follow in order to have its Securities purchased;

                 (9) that if the principal amount of all Securities surrendered pursuant to the Offer is in excess of the Offer Amount, the Company shall purchase Securities on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be acquired); and

                 (10) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the principal amount of the unpurchased portion of the Securities surrendered.

                 (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice by the close of business no later than three Business Days prior to the Required Payment Date. On the Required Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Offer (on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company) if Securities in excess of the Offer Amount are tendered), (ii) deposit with the Paying Agent money sufficient to pay the Required Purchase Price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Required Purchase Price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered and the Trustee shall promptly authenticate and mail or deliver to such Holders such new Securities. The Company will publicly announce the results of the Offer on or as soon as practicable after the Required Payment Date.

SECTION 4.13.    Compliance Certificate.

                 The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company after the Securities are issued, an Officers' Certificate stating whether or not, after a review under each signer's supervision of the activities of the Company during such year and of the Company's performance under this Indenture, the signers know, based on such review, of any Default that occurred during such period. If they do, the certificate shall describe the Default and its status. Such Officers' Certificate shall, where applicable, also set forth the calculations or other details necessary to demonstrate compliance or noncompliance with Sections 4.06(i) and (ii), Section 4.07(viii), Section 4.08(a)(2) and the proviso of
Section 4.14. The Company shall deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time would become an Event of Default.

SECTION 4.14.    Disposition of Assets and Subsidiary Stock.

                 The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless (a) the consideration received from such Asset Disposition is equal to or greater than the fair value of the assets or stock sold (as determined by an independent committee of the Board of Directors, whose determination shall be conclusive and evidenced by a certified resolution of such independent committee filed with the Trustee),
(b) at least 70% of the consideration received from such Asset Disposition is in the form of cash and (c) all of the Net Cash Proceeds from such Asset Disposition are (i) within one year of such Asset Disposition, used to pay or retire Senior Indebtedness of the Company or offered to redeem Securities or Original Notes at the principal amount thereof plus accrued and unpaid interest thereon, (ii) invested, within one year of such Asset Disposition, in any Principal Property of the Company or of any Wholly Owned Subsidiary of the Company, whether by acquisition, improvement or alteration, or (iii) invested, within one year of such Asset Disposition, in Capital Stock of a corporation if substantially all such corporation's assets consist of Principal Properties and, upon consummation of such investment, such corporation is a Wholly Owned Subsidiary of the Company; provided, however, that the foregoing covenant shall not apply to (i) any Asset Dispositions (other than Permitted Joint Venture Dispositions and other than Asset Dispositions that comply with the foregoing covenant) to the extent that the aggregate Net Proceeds from such Asset Dispositions do not exceed the sum of (A) $100,000,000 plus (B) (without duplication) the aggregate Net Proceeds of all issuances or sales by the Company after the Initial Issuance Date of (1) Capital Stock of the Company (other than Disqualified Stock and net of dividends paid on preferred stock so issued), (2) any other security or evidence of indebtedness that is convertible into or exchangeable for Capital Stock of the Company (other than Disqualified Stock) and (3) any warrant, option or other right to subscribe for or purchase any other security or evidence of indebtedness that is convertible into or exchangeable for Capital Stock of the Company (other than Disqualified Stock) or (ii) Permitted Joint Venture Dispositions. If Net Cash Proceeds from an Asset Disposition are used to pay or retire Senior Indebtedness, and (x) within 180 days of such Asset Disposition the Company both incurs additional Senior Indebtedness and acquires assets other than Principal Properties or (y) within 270 days of such Asset Disposition the Company both incurs additional Senior Indebtedness and enters into a binding agreement to acquire assets other than Principal Properties, an amount (calculated without duplication) equal to the lesser of (1) the cash portion of the purchase price of such assets other than Principal Properties acquired or to be acquired and (2) the amount by which Senior Indebtedness was paid or retired using the Net Cash Proceeds of such Asset Disposition shall be deemed to be Net Cash Proceeds from an Asset Disposition not applied in accordance with clause (c) of the first sentence of this Section 4.14.

SECTION 4.15.    Limitation on Restrictions on Distributions from Subsidiaries.

                 The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any indebtedness owed to the Company or any Subsidiary of the Company, (b) make any loans or advances to the Company or any Subsidiary of the Company or (c) transfer any of its property or assets to the Company or any Subsidiary of the Company, except:

                 (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture;

                 (ii) any encumbrance or restriction pursuant to an agreement effecting a renewal, extension, substitution, refinancing, replacement or refunding of Indebtedness issued, guaranteed, assumed or incurred pursuant to an agreement referred to in or pursuant to clause (i) of this Section; provided, however, that the terms and conditions of any such refinancing agreement are no less favorable to the Holders than the terms and conditions under or pursuant to the agreements existing as of the date of this Indenture; and

                 (iii) any encumbrance or restriction pursuant to an agreement in effect on the date on which such entity was acquired by and became a Subsidiary of the Company; provided, however, that such encumbrance or restriction is terminated no later than 180 days after the date on which such entity became a Subsidiary of the Company.

SECTION 4.16.    Senior Subordinated Indebtedness.

                 The Company covenants that any indebtedness, guarantee or obligation of the Company which is subordinate or junior in ranking in any respect to any other indebtedness, guarantee or obligation of the Company shall be made subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such indebtedness, guarantee or obligation (i) is to rank pari passu with other Senior Subordinated Indebtedness and (ii) is not subordinated to any indebtedness, guarantee or obligation of the Company which is not Senior Indebtedness.

SECTION 4.17.    Further Instruments and Acts.

                 Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01.    When Company or Subsidiary May Merge, etc.

                 (a) The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety to any person, unless:

                 (1) the Company shall be the surviving person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred (A) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and shall expressly assume all the obligations of the Company under the Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement;

                 (2) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                 (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the surviving entity is equal to or greater than the Company's Consolidated Net Worth immediately prior to such transaction;

                 (4) immediately after giving effect to such transaction, the Company or the surviving entity shall have the ability to incur, under the Fixed Charge Coverage Ratio test set forth in clause (i) of
         Section 4.06 hereof and the Leverage Ratio test set forth in clause
         (ii) of Section 4.06 hereof, at least $1.00 of additional Funded Indebtedness; and

                 (5) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.01 and that all conditions precedent in the Indenture relating to such transaction have been satisfied; such Officers' Certificate shall also set forth the calculations or other details necessary to demonstrate compliance or noncompliance with clauses (3) and (4) of this Section 5.01.

                 (b) The Company will not permit any of its Subsidiaries to consolidate or merge with or into any person, unless (i) the surviving person or the person formed by such consolidation or into which such Subsidiary is merged is the Company or a Subsidiary thereof and (ii) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing.

SECTION 5.02.    Successor Corporation Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 6

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.

                 An "Event of Default" occurs if:

                 (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 9 or the terms of any Senior Credit Facility, and such default continues for a period of 30 days;

                 (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its stated maturity, upon redemption, upon declaration or otherwise, or
         (B) fails to make any purchase of Securities when required under Section 4.11 or 4.12, whether or not such payment or purchase shall be prohibited by Article 9 or the terms of any Senior Credit Facility;

                 (3) the Company fails to perform any of the covenants or agreements set forth in Sections 4.06, 4.07, 4.08, 4.10, 4.13, 4.14,
         4.15 or 5.01 of this Indenture and the Default continues for a period of 20 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, or by the Trustee to the Company, stating that such notice is a "Notice of Default" hereunder;

                 (4) the Company fails to observe or perform any of its other covenants or agreements set forth in the Securities or in this Indenture and the Default continues for a period of 40 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, or by the Trustee to the Company, stating that such notice is a "Notice of Default" hereunder;

                 (5) a default or an event of default (as such term is defined in the instrument or agreement under which any Indebtedness is issued) occurs under any instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or any Subsidiary of the Company and the holders of such Indebtedness have accelerated such Indebtedness, or any default occurs in payment of the principal amount of such Indebtedness at the final maturity, if the total of all such Indebtedness which has been so accelerated and all such Indebtedness which is overdue shall exceed $5,000,000;

                 (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case;

                          (B) consents to the entry of an order for relief against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                          (D) makes a general assignment for the benefit of its creditors;

                 (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company in an involuntary case;

                          (B) appoints a Custodian of the Company or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of the Company;

         and the order or decree remains unstayed and in effect for 60 days; or

                 (8) final judgments for the payment of money, which judgments in the aggregate exceed $5,000,000, shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which any period for appeal has expired and all rights of appeal have been denied.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or other law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default unless written notice thereof shall have been received by the Trustee from the Company, the Paying Agent, the Holder of a Security or an agent (duly authorized in writing) of such Holder.

SECTION 6.02.    Acceleration.

                 If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. In the event that (i) an acceleration referred to in Section 6.01(5) shall have been rescinded or (ii) a default in payment referred to in
Section 6.01(5) is cured or waived, any acceleration under this Section and its consequences shall be automatically rescinded if such rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No rescission under this Section 6.02 shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.    Waiver of Past Defaults.

                 The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Security or (2) a Default in respect of a provision that under
Section 10.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.    Control by Majority.

                 The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                          (5) the Holders of a majority of principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.    Rights of Holders To Receive Payment.

                 Notwithstanding any other provision in this Indenture, but without abrogating the provisions of Article 9, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; in the event such Holder is successful in such suit, the Company shall pay the reasonable costs and expenses incurred by such Holder (including reasonable attorneys' fees and expenses) arising out of or in connection with such suit.

SECTION 6.08.    Collection Suit by Trustee.

                 If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and the amounts provided for in Section 7.07.

SECTION 6.09.    Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to holders of Senior Indebtedness to the extent required by Article 9;

                 THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 FOURTH:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid. At the request of the Company, the Trustee shall mail the aforementioned notice in the Company's name and at the Company's expense.

SECTION 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.    Waiver of Stay or Extension Laws.

                 The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                 (b)      Except during the continuance of an Event of Default:

                 (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions, which by any provision of this Indenture are required to be furnished to the Trustee, and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless it receives indemnity satisfactory to it for the repayment of such funds or against such risk or liability.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled on reasonable prior notice to the Company to examine the books, records and premises of the Company, personally or by agent or attorney during the Company's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder.

SECTION 7.02.    Rights of Trustee.

                 Subject to Section 7.01:

                 (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person; the Trustee need not investigate any fact or matter stated in the document;

                 (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.05 hereof; the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion;

                 (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                 (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;provided that the Trustee's conduct does not constitute gross negligence or bad faith; and

                 (e) the Trustee may consult with counsel of its own choosing, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.    Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. The Trustee, in its individual capacity, shall be entitled to all of the rights and privileges otherwise contained in this Indenture with respect to any Indebtedness which is senior to the Indebtedness created by this Indenture which the Trustee may, at any time, hold, irrespective of the time of the acquisition or disposition of the Senior Indebtedness, to the same extent as any other holder of Senior Indebtedness would be entitled pursuant to the terms of this Indenture, and no other section of this Indenture is to be construed to deprive the Trustee, in its individual capacity, of any rights which it might have as a holder of such Senior Indebtedness which, but for the fact that the Trustee is serving as Trustee hereunder, would be senior to the Indebtedness created hereby. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

                 The recitals contained herein and in the Securities, except the certificates of authentication and any such recitals relating to the Trustee, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the proceeds from the Securities.

SECTION 7.05.    Notice of Defaults.

                 If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06.    Reports by Trustee to Holders.

                 Within 60 days after each October 15 beginning with the year following the date on which this Indenture becomes subject to the TIA, the Trustee shall mail to each Securityholder a report dated as of such reporting date that complies with TIA Section 313(a); provided, that if no such report is required for any year by TIA Section 313(a), no report shall be required hereunder. The Trustee also shall comply with TIA Section 313(b), if this Indenture becomes subject to the TIA.

                 A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, commencing at the time this Indenture is qualified under the TIA, filed with the Commission and each securities exchange, if any, on which the Securities are listed.

                 The Company shall promptly notify the Trustee in writing if the Securities become listed on any national securities exchange.

SECTION 7.07.    Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, except any such disbursement, expense or advance as may be attributable to the Trustee's negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                 The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it, without negligence, willful misconduct or bad faith on the Trustee's part, in connection with the administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except money or property held in trust to pay principal of or interest on particular Securities.

                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(6) or (7), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article 8 of this Indenture and/or the termination of this Indenture.

SECTION 7.08.    Replacement of Trustee.

                 A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If any Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, to the extent such corporation or association complies with Section 7.10.

SECTION 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition (or, if the Trustee has such a combined capital and surplus of less than $50,000,000, the Trustee shall have a parent having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, which parent shall unconditionally guarantee the obligations of the

Trustee under this Indenture). The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met, and the Indenture dated as of October 15, 1991 between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, under which the Original Notes were issued.

SECTION 7.11.    Preferential Collection of Claims Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.    Discharge of Liability on Securities; Defeasance.

                 (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation, or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder and under the Securities by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

                 Subject to Section 8.02, the Trustee shall acknowledge satisfaction and discharge of this Indenture, except for those surviving obligations specified in Section 8.01(c), on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.14 and 4.15
and the operation of Sections 6.01(2)(B), 6.01(3), 6.01(4), 6.01(5) and 6.01(8)
("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 If the Company exercises its legal defeasance option, Section
6.01 shall cease to operate and payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, the Events of Default specified in Sections 6.01(2)(B), 6.01(3), 6.01(4), 6.01(5) and 6.01(8) shall cease to operate and payment of the Securities may not be accelerated because of such Events of Default.

                 Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.    Conditions to Defeasance.

                 The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) subject to Section 8.06, the Company irrevocably deposits in trust with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of the United States of America or any agency or instrumentality of the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3)      the Trustee shall not have received pursuant to
         Section 9.12 notice from a Representative of the holders of any Senior Indebtedness of the Company that the payment to Securityholders of the moneys or the proceeds of U.S. Government Obligations so deposited would, at the time of such deposit, not be permitted by Section 9.03;

                 (4) 123 days pass after the deposit is made and during the 123 day period no Default specified in Section 6.01(6) or (7) occurs which is continuing at the end of the period;

                 (5) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                 (6) the deposit and termination does not constitute a default under any other agreement binding on the Company;

                 (7) the Company delivers to the Trustee an Opinion of Counsel in effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

                 (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

SECTION 8.03.    Application of Trust Money.

                 The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and U.S. Government Obligations so held in trust are not subject to Article 9.

SECTION 8.04.    Repayment to Company.

                 The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time and thereupon shall be relieved from all liability with respect to such money.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any such payment may, at the expense of the Company, cause to be published once in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, or mail to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After such payment to the Company, Securityholders entitled to such money must look to the Company for payment as general creditors.

SECTION 8.05.    Indemnity for U.S. Government Obligations.

                 The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.    Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of (i) any legal proceeding, (ii) any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or
(iii) the receipt by the Trustee of notice pursuant to Section 9.12, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8 or the notice referred to in Section 9.12 is withdrawn; provided, however, that no action taken in good faith by the Company after a deposit of money or U.S. Government Obligations pursuant to Section 8.01 and prior to the revival and reinstatement of the Indenture and the Securities pursuant to this Section, in reliance upon an exercise of the covenant defeasance option or the legal defeasance option, shall constitute the basis for the assertion of an Event of Default pursuant to Section 6.01. If the Trustee or the Paying Agent is unable to apply a deposit of money or U.S. Government Obligations in accordance with this Article 8 by reason of the matters referred to in clauses (i), (ii) or
(iii) of this Section, the Trustee shall, upon the Company's request and the Trustee's receipt of an Officers' Certificate stating that no Default has occurred and is continuing under the Indenture, release to the Company all amounts on deposit with it, unless a legal proceeding or order or judgment would prohibit such release; provided, further, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                 SUBORDINATION

SECTION 9.01.    Agreement to Subordinate.

                 The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness, but the Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. The Securities shall rank senior to all existing and future Indebtedness of the Company which is neither Senior Indebtedness nor Senior Subordinated Indebtedness and only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein.

SECTION 9.02.    Liquidation; Dissolution; Bankruptcy.

                 Upon any payment or distribution of the assets of the Company to creditors upon a liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall, subject to Section 9.13, be entitled to receive any payment of principal of or interest on the Securities; and

                 (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this
         Article 9 shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

SECTION 9.03.    Default on Senior Indebtedness.

                 The Company may not pay principal of, or interest on, the Securities or make any deposit pursuant to Section 8.01 or 8.02 and may not repurchase, redeem or otherwise retire any Securities if (i) any Senior Indebtedness is not paid when due and such default is not cured or waived or
(ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms and such acceleration is not rescinded. During the continuance of any event of default (other than a default described in the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, upon the receipt by the Company and the Trustee of written notice thereof from or on behalf of holders of such Senior Indebtedness, the Company may not, for a period of 120 days from the receipt of such notice, take any action which would be prohibited by the first sentence of this Section if any Senior Indebtedness has not been paid. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Senior Indebtedness or a Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after 120 days following the due date of any payment prevented by such provisions.

SECTION 9.04.    Acceleration of Payment of Securities.

                 If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Indebtedness of the acceleration. The Company may not pay the Securities until the earlier of (i) ten days after the Representative under the Senior Credit Facility receives notice of such acceleration from the Company or the Trustee and (ii) 120 days after the acceleration occurs; thereafter, the Company may pay the Securities only if this Article 9 otherwise permits the payment at that time.

SECTION 9.05.    When Distribution Must Be Paid Over.

                 If a distribution is made to Securityholders that because of this Article 9 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 9.06.    Subrogation.

                 After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 9 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

SECTION 9.07.    Relative Rights.

                 This Article 9 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                 (2) prevent the Trustee or any Securityholder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

SECTION 9.08.    Subordination May Not Be Impaired by Company.

                 No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 9.09.    Rights of Trustee and Paying Agent.

                 The Trustee or Paying Agent may continue to make payments on the Securities unless, not less than two days which are not Legal Holidays prior to the date of such payment, it receives notice satisfactory to it that payments may not be made under this Article. The Company, the Registrar or co-Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-Registrar and the Paying Agent may do the same with like rights.

SECTION 9.10.    Distribution or Notice to Representative.

                 Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

SECTION 9.11. Article 9 Not to Prevent Events of Default or Limit Right to Accelerate.

                 The failure to make a payment pursuant to the Securities by reason of any provision in this Article 9 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 9 shall have any effect on the right of the Securityholders to accelerate the maturity of the Securities.

SECTION 9.12.    Trust Moneys Not Subordinated.

                 Notwithstanding anything contained herein to the contrary, payments from monies or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company; provided, however, that monies and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.01 shall not be deemed held in trust for purposes of this Section 9.12 if the payment of such monies or the proceeds of such U.S. Government Obligations to Securityholders would at the time of such deposit not be permitted by Section
9.03 and if within 10 days of such deposit the Trustee receives notice thereof from the Representative of the holders of any Senior Indebtedness of the Company.

SECTION 9.13.    Trustee Entitled to Rely.

                 Upon any payment or distribution pursuant to this Article 9, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
9. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 9, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the right of such person under this Article 9, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 9.

SECTION 9.14.    Trustee to Effectuate Subordination.

                 Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this
Article 9 and appoints the Trustee as attorney-in-fact for any and all purposes.

SECTION 9.15.    Trustee Not Charged with Knowledge of Prohibition.

                 Notwithstanding the provisions of this Article 9 or any provision of this Indenture, but subject to the provisions of Sections 7.01 and 7.02, the Trustee and any Paying Agent shall not be charged with knowledge of any Senior Indebtedness, or of any default in the payment of the principal of, or premium, if any, or interest on, any Senior Indebtedness, or of any facts which would prohibit the making of any payment of money to or by the Trustee or any such Paying Agent, unless and until the Trustee or such Paying Agent shall have received at least three Business Days prior to the date set for payment under the terms of this Indenture written notice thereof from the Company or a holder of any kind or category of any Senior Indebtedness or the Representative of such holder; nor shall the Trustee or any such Paying Agent be charged with knowledge of the curing of any such default or of the elimination of the fact or condition preventing any such payment, unless and until the Trustee or such Paying Agent shall have received an Officers' Certificate to such effect. Nothing contained in this Section shall limit the rights of holders of Senior Indebtedness to recover payment pursuant to Section 9.05.

SECTION 9.16.    Rights of Trustee as Holder of Senior Indebtedness.

                 The Trustee shall be entitled to all the rights set forth in this Article 9 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 9 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 9.17.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 9 or otherwise.

SECTION 9.18.    Article Applying to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 9 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 9 in addition to or in place of the Trustee.

SECTION 9.19. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

                 Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 10

                                   AMENDMENTS

SECTION 10.01.   Without Consent of Holders.

                 The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2)      to comply with Article 5;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                 (4) to make any change that does not adversely affect the rights of any Securityholder.

SECTION 10.02.   With Consent of Holders.

                 The Company may amend this Indenture or the Securities, upon five Business Days' notice to Securityholders, with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the fixed maturity of any Security;

                 (4) reduce the premium payable upon the redemption of any Security;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) make any change in Article 9 or in Section 4.11, that adversely affects the rights of any Securityholder; or

                 (7) make any change in Section 6.04 or 6.07 or this Section.

                 It shall not be necessary for the consent of the Holders of Securities under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 9 of any holder of Senior Indebtedness then outstanding unless the holders of the issue of Senior Indebtedness which such change adversely affects consent to such change.

                 After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.03.   Compliance with Trust Indenture Act.

                 Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.   Revocation and Effect of Consents and Waivers.

                 A consent to an amendment or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

SECTION 10.05.   Notation on or Exchange of Securities.

                 If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.   Trustee To Sign Amendments.

                 The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with another provision which is or would be required to be included in this Indenture by the TIA if this Indenture were qualified thereunder, the provisions required by the TIA shall control.

SECTION 11.02.   Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                 If to the Company:

                          Southdown, Inc.
                          1200 Smith Street, Suite 2400
                          Houston, Texas  77002

                          Attention:       Chief Financial Officer

                 If to the Trustee:

                          State Street Bank and Trust Company
                            of Connecticut, National Association
                          61 Broadway
                          New York, New York  10006

                          Attention:       Neil C. Carfora
                                           Senior Vice President

                 With a copy to:

                          State Street Bank and Trust Company
                            of Connecticut, National Association
                          750 Main Street
                          Hartford, Connecticut  06103

                          Attention:       Corporate Trust Department

                 The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Except as specified in TIA Section 313(c) with respect to notices to be sent to the persons specified therein, any notice or communication mailed to a Securityholder shall be mailed to him at his address as it appears on the Securities Register and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.   Communications by Holders With Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture (included, but not limited to, actions under Section 5.01), the Company shall furnish to the Trustee upon the Trustee's request:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.   Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.   Governing Law.

                 The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 11.08.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09.   No Recourse Against Others.

                 A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 11.10.   Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.   Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.12.   Separability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.13.   Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.   Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.15.   Legal Holidays.

                 If a payment or other action is to be made or taken on a date which is a Legal Holiday, such payment or other action may be made or taken on the next succeeding day that is not a Legal Holiday, and no interest on any such payment shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                SOUTHDOWN, INC.



                                By: /s/ JAMES L. PERSKY
                                    Name:  James L. Persky
                                    Title: Senior Vice President -
                                           Finance



                                STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT,
                                  NATIONAL ASSOCIATION, TRUSTEE



                                By: /S/ STEVEN M. FREEDMAN
                                    Name:  Steven M. Freedman
                                    Title: Assistant Secretary

                                                                       Exhibit A

                           [FORM OF FACE OF SECURITY]


         "FOR FEDERAL INCOME TAX PURPOSES, THIS NOTE CONSTITUTES THE CONTINUATION OF THE COMPANY'S 14% SENIOR SUBORDINATED NOTES DUE 2001 THAT WERE ORIGINALLY ISSUED ON OCTOBER 31, 1991. THE FOLLOWING TAX INFORMATION, ORIGINALLY INCLUDED ON SUCH 14% SENIOR SUBORDINATED NOTES, CONTINUES TO BE APPLICABLE TO THIS NOTE: (i) THE ISSUE DATE OF THIS SECURITY IS OCTOBER 31, 1991; (ii) THE YIELD TO MATURITY IS 14.5803%; (iii) THE ORIGINAL ISSUE DISCOUNT PER $1,000 PRINCIPAL AMOUNT IS $30; (iv) THE APPROXIMATE METHOD HAS BEEN USED TO DETERMINE YIELD FOR THE ACCRUAL PERIOD BEGINNING OCTOBER 31, 1991 AND ENDING APRIL 15, 1992; AND (v) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT PER $1,000 PRINCIPAL AMOUNT ALLOCABLE TO THE ACCRUAL PERIOD BEGINNING OCTOBER 31, 1991 AND ENDING APRIL 15, 1992 IS $0.65."


                                SOUTHDOWN, INC.

                14% Senior Subordinated Note Due 2001, Series B



No.                                                                       $

                 SOUTHDOWN, INC., a corporation duly organized and existing under the laws of the State of Louisiana (herein called the "Company"), for value received, hereby promises to pay to ___________________________________________________________, or registered assigns, the principal sum of ____________________________________ DOLLARS on
October 15, 2001 and to pay periodic interest on this Security at a rate of 14% per annum.

                 The Company will pay periodic interest semiannually on April 15 and October 15 of each year or if any such date is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [insert the most recent date to which interest has been paid on the Original Notes]. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest (without regard to any applicable grace periods) at the rate of periodic interest specified in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be April 1 or October 1 (whether or not a Business Day) (each a "regular record date"), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will, as provided in the Indenture (as hereinafter defined), forthwith cease to be payable to the Holder on such regular record date and shall be paid on a date which is a Business Day to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Notwithstanding the foregoing, any such interest which is paid prior to the expiration of the 30-day period after such Interest Payment Date for such interest shall be paid to the Holders of Securities as of the regular record date for the Interest Payment Date for which such interest has not been paid. Payment of the principal of and interest on this Security will be made at the offices or agencies of the Company in New York, New York maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

                 Reference is hereby made to the further provisions of this Security as set forth on the reverse, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to hereafter by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, SOUTHDOWN, INC. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board, President or a Vice President and signed by its Secretary.

                                SOUTHDOWN, INC.



                                       By: _________________________________




                         CERTIFICATE OF AUTHENTICATION

                 This is one of the 14% Senior Subordinated Notes Due 2001, Series B referred to in the within-mentioned Indenture.

                                       STATE STREET BANK AND TRUST
                                        COMPANY OF CONNECTICUT,
                                        NATIONAL ASSOCIATION, as Trustee



                                       By: _________________________________
                                           Authorized Officer


Date of Authentication:

                         [FORM OF REVERSE OF SECURITY]

                                SOUTHDOWN, INC.

                14% Senior Subordinated Note Due 2001, Series B

                 1. Indenture. This Security is one of a duly authorized issue of securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) designated as its 14% Senior Subordinated Notes Due 2001, Series B (the "Securities"), limited in aggregate principal amount to $125,000,000, issued pursuant to an indenture, dated as of October 15, 1991 (the "Indenture"), between the Company and State Street Bank and Trust Company of Connecticut, National Association, trustee (the "Trustee", which term includes any successor trustee under the Indenture). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 2. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Securityholder.

                 3. Subordination. The indebtedness evidenced by the Securities is subordinated in right of payment to the prior payment in full of the Company's Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Securities by his acceptance hereof covenants and agrees that all payments of the principal of and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article 9 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

                 4. Redemption. (a) The Securities may be redeemed at the option of the Company, in whole or from time to time in part, at any time on or after October 15, 1996, at the redemption prices set forth below, together with accrued and unpaid interest to the redemption date:

                              If redeemed during the 12-month
                                period beginning October 15,
                              -------------------------------

                        Year                               Percentage
                        ----                               ----------
                        1996                               105.25%
                        1997                               103.50%
                        1998                               101.75%
                        1999 and thereafter                100.00%

provided, however, that periodic interest installments with respect to which the Interest Payment Date is on or prior to such redemption date will be payable to the Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture.

                 (b) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his address as it appears on the Securities Register. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest will cease to accrue on Securities or on the portions thereof called for redemption, as the case may be.

                 5. Restrictive Covenants. Subject to certain qualifications and exceptions, the Indenture, among other things, limits: the payment of dividends by the Company; purchases, redemptions, other acquisitions or retirements of Capital Stock of the Company; certain dispositions of assets of the Company and its Subsidiaries, including Capital Stock of such Subsidiaries; the making of loans or advances to, or guarantees on behalf of, and certain other transactions with, certain Affiliates by the Company or its Subsidiaries; the incurrence of certain Indebtedness by the Company or its Subsidiaries; the ability of any Subsidiary of the Company to permit to exist restrictions on the ability of such Subsidiary to make distributions; and the ability of the Company to consolidate with, merge with or into, or transfer all or substantially all of its assets to, another entity.

                 6. Offers to Purchase. If the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters is less than $300,000,000, the Company shall promptly make an offer to purchase, on a date no later than the last day of the fiscal quarter of the Company next following such second fiscal quarter (extended in certain circumstances), a principal amount of Securities equal to 10% of the aggregate principal amount of the Securities originally issued in exchange for Original Notes (or if the aggregate principal amount of the Securities then outstanding is less than 10% of such amount, all of the Securities outstanding at the time) at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the purchase date, all as set forth in the Indenture.

                 The Indenture also requires the Company to make an offer to purchase Securities as provided in the Indenture in the event of a Change of Control (as defined in the Indenture).

                 7. Defaults and Remedies. If an Event of Default shall occur and be continuing, there may be declared due and payable in the manner and with the effect provided in the Indenture the principal of this Security, plus all accrued and unpaid interest to and including the date the Securities become due and payable.

                 The Indenture provides that no Holder may pursue any remedy under the Indenture unless, among other things, the Trustee shall have failed to act after (i) notice of an Event of Default, (ii) written request by Holders of at least 25% in aggregate principal amount of the Securities for the Trustee to pursue such remedy and (iii) the offer to the Trustee of security or indemnity satisfactory to it; provided, however, such provision does not affect the Holder's right to sue for enforcement of any overdue payment on the Securities.

                 8. Satisfaction and Discharge. The Indenture contains provisions for the satisfaction and discharge under certain circumstances of the entire indebtedness on this Security.

                 9. Amendment, Supplement, Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the right of the Holders under the Indenture at any time by the

Company and the Trustee generally with the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Securities at the time outstanding and also permits, in certain circumstances, the amendment of the Indenture or the Securities by the Company and the Trustee, without notice to or consent of any Holders. The Indenture also contains provisions permitting, subject to certain circumstances, the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 10. Absolute Obligation of Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places and rates herein prescribed.

                 11. Transfer, Denominations, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register upon surrender of this Security for registration of transfer at the offices or agencies of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Security duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require from the transferring or exchanging Securityholder in certain circumstances set forth in the Indenture payment of a sum sufficient to cover any transfer tax or any similar governmental charge payable in connection therewith. As provided in the Indenture, the Registrar need not register the transfer or exchange of any Security selected for redemption, except for the unredeemed portion thereof. In addition, the Registrar need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                 12. Provision of Certain Information. Subject to certain limitations in the Indenture, at any time when the Company is not required to file with the Commission reports pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act, the Company will continue to submit such reports for filing with the Commission as if it were required to do so, and copies thereof shall be provided to the Trustee and mailed to the Holders.

                 13. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered with the Registrar as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 14. Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity. U.S. Government Obligations are direct obligations backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such obligations.

                 15. Governing law. The laws of the State of New York shall govern this Security without regard to principles of conflicts of law.

                 16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or any assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Company will furnish to any Securityholder of record, upon written request, without charge, copies of the Indenture. Requests may be made to: Southdown, Inc., 1200 Smith Street, Suite 2400, Houston, Texas 77002,
Attention:  Secretary.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: _______________________   Signed: ______________________________________
                                         (Sign exactly as name appears on this
                                         Security)


Signature Guarantee: __________________________________________________________


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you the Holder wish to elect to have this Security purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the box: ( )

         If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount: $___________.


Dated:_______________________    Signed:______________________________________
                                        (Sign exactly as name appears on this
                                        Security)


Signature Guarantee:__________________________________________________________

_______________________________________________________________________________


                          FIRST AMENDMENT TO INDENTURE

                         Dated as of December 10, 1993

_______________________________________________________________________________



                                SOUTHDOWN, INC.

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                         NATIONAL ASSOCIATION, TRUSTEE


                         ______________________________


                                   INDENTURE

                          Dated as of October 15, 1991

                         ______________________________



                   $125,000,000 Aggregate Principal Amount of
                14% Senior Subordinated Notes Due 2001, Series B


_______________________________________________________________________________

         THIS FIRST AMENDMENT TO INDENTURE, dated as of December 10, 1993, is entered into between SOUTHDOWN, INC., a Louisiana corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee have entered into that certain Indenture dated as of October 15, 1991 (the "Indenture"), for the equal and ratable benefit of the Holders of the Company's 14% Senior Subordinated Notes Due 2001, Series B (the "Securities"); and

         WHEREAS, in accordance with Section 10.02 of the Indenture the Company has obtained, upon at least five Business Days' notice to Securityholders, the written consent of the Holders of at least 66 2/3% in principal amount of the Securities to an amendment to the Indenture; and

         NOW, THEREFORE, for the purpose of memorializing the amendment to the Indenture so consented to by Holders of the Securities, the parties hereto do hereby agree as follows:

         SECTION 1.       Definitions and Terms.

         Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings assigned to such terms in the Indenture.

         SECTION 2.       Amendment to Indenture.

                 Section 1.01 of the Indenture is amended, effective as of the date first above written, by deleting the definition of "Consolidated Net Income" therein in its entirety and by substituting the following in lieu thereof:

                 "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries for such period on a consolidated basis as determined in accordance with generally accepted accounting principles adjusted by excluding the after-tax effect of (i) net extraordinary gains or net extraordinary losses, as the case may be, (ii) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, (iii) the net income of any Subsidiary of the Company to the extent that dividends or distributions by such Subsidiary to the Company in the amount of such net income are restricted or prohibited, (iv) the net income or loss of any person in which the Company or any of its Subsidiaries has a joint interest with a third party (which interest does not constitute a majority interest in such person) except to the extent of the amount of dividends, distributions or other payments actually paid to the Company or any Subsidiary of the Company, (v) any gains or losses attributable to write-ups or write-downs of assets, and (vi) the amount of the transition obligation recognized by the Company after the Initial Issuance Date in connection with its adoption of Statement of Financial Accounting Standards No. 106.

         SECTION 3.       Ratification of Indenture, as Amended.

         The Indenture, as amended hereby, is hereby ratified and confirmed and continues in full force and effect.

         SECTION 4.       Effectiveness.

         This First Amendment to Indenture shall become effective upon the execution hereof by the Company and the Trustee, the Company having delivered to the Trustee evidence of consent from the Holders of at least 66 2/3% in principal amount of the Securities then outstanding.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Indenture to be duly executed as of the date first above written.

                                    SOUTHDOWN, INC.



                                    By: _________________________
                                            Karen A. Twitchell
                                                 Treasurer


                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                    TRUSTEE



                                    By:__________________________
                                       Name:
                                       Title:





                                       2